Exhibit 10.17(b)(8)

AMENDMENT NO. 7 TO
FOURTH AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

This Amendment No. 7 to the Fourth Amended and Restated Receivables Purchase Agreement (this “Amendment”) is dated as of May 12, 2023, among Avnet Receivables Corporation, a Delaware corporation (“Seller”), Avnet, Inc., a New York corporation (“Avnet”), as initial Servicer (the Servicer together with Seller, the “Seller Parties” and each a “Seller Party”), each of the entities party hereto identified as a “Financial Institution” (together with any of their respective successors and assigns hereunder, the “Financial Institutions”), each of the entities party hereto identified as a “Company” (together with any of their respective successors and assigns hereunder, the “Companies”) and Wells Fargo Bank, N.A., as agent for the Purchasers or any successor agent hereunder (together with its successors and assigns hereunder, the “Agent”), amending the Fourth Amended and Restated Receivables Purchase Agreement, dated as of August 16, 2018 (as amended by Amendment No. 1 thereto, dated February 28, 2020, Amendment No. 2 thereto, dated as of July 31, 2020, Amendment No. 3 thereto, dated as of July 30, 2021, Amendment No. 4 thereto, dated as of August 16, 2021, Amendment No. 5 thereto, dated as of January 10, 2022, and Amendment No. 6 thereto, dated as of December 16, 2022,  the “Existing Agreement,” and as further amended, modified or supplemented from time to time, including through the date hereof, the “Receivables Purchase Agreement”).

RECITALS

The parties hereto are the current parties to the Existing Agreement and they now desire to amend the Existing Agreement, subject to the terms and conditions hereof, as more particularly described herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.Definitions Used Herein.  Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth for such terms in, or incorporated by reference into, the Existing Agreement.
Section 2.Amendment of Existing Agreement.  Subject to the terms and conditions set forth herein, the Existing Agreement is hereby amended as follows:
(a)The following definitions in Exhibit I of the Existing Agreement are hereby deleted in their entirety and replaced with the following:

“Agreement” means this Fourth Amended and Restated Receivables Purchase Agreement, dated as of August 16, 2018, as amended by Amendment No. 1 hereto, dated as of February 28, 2020, Amendment No. 2 hereto, dated as of July 31, 2020, Amendment No. 3 hereto, dated as of July 30, 2021, Amendment No. 4 hereto, dated as of August 16, 2021, Amendment No. 5 hereto, dated as of January 10, 2022, Amendment No. 6 hereto,

Amendment No. 7 to

Avnet Receivables Purchase Agreement

dated as of December 16, 2022, Amendment No. 7 hereto, dated as of May 12, 2023, and as the same may be further amended, restated, supplemented or otherwise modified and in effect from time to time.

“Purchase Limit” means $700,000,000, as such amount may be modified in accordance with the terms of Section 4.6(b).

(b)Schedule A to the Existing Agreement is hereby deleted in its entirety and replaced by Schedule A attached hereto.
Section 3.Conditions to Effectiveness of Amendment.  This Amendment shall become effective as of the date hereof, upon the satisfaction of the conditions precedent that:
(a)Amendment.  The Agent, each Seller Party and each Purchaser shall have received, on or before the date hereof, executed counterparts of this Amendment, duly executed by each of the parties hereto.
(b)Upfront Fee.  On the date hereof, Seller shall have paid to The Bank of Nova Scotia (or to the Agent for the benefit of The Bank of Nova Scotia), a non-refundable, fully-earned upfront fee in an amount equal to $41,666.67.
(c)Opinion.  The Agent and each Purchaser shall have received a favorable opinion from counsel to the Seller Parties, addressed to the Agent and each Purchaser, in form and substance reasonably satisfactory to the Agent and each Purchaser, addressing corporate and enforceability matters with respect to Seller, Avnet, this Amendment and the Receivables Purchase Agreement.
(d)Representations and Warranties.  As of the date hereof, both before and after giving effect to this Amendment, all of the representations and warranties of each Seller Party contained in the Receivables Purchase Agreement and in each other Transaction Document shall be true and correct in all material respects as though made on the date hereof (and by its execution hereof, each Seller Party shall be deemed to have represented and warranted such).
(e)No Amortization Event or Potential Amortization Event.  As of the date hereof, both before and after giving effect to this Amendment, no Amortization Event or Potential Amortization Event shall have occurred and be continuing (and by its execution hereof, each Seller Party shall be deemed to have represented and warranted such).
Section 4.Special Incremental Purchase; Reallocation of Purchaser Interests.
(a)Seller hereby requests on a one-time basis that, in connection with the increases to the Purchase Limit and Commitment occurring on the date hereof, the Purchasers make an Incremental Purchase on the terms set forth on Schedule B hereto (the “Special Incremental Purchase”).  Each Purchaser consents to, and hereby waives the requirements of Section 1.2 of the Receivables Purchase Agreement that would otherwise be applicable to, the Special Incremental Purchase, and further agrees to pay or receive, as applicable, the amount set forth on Schedule C (“Reallocation Payments/Receipts”).
(b)The parties hereto agree that, as of the date hereof, and after giving effect to the transactions contemplated in this Amendment, including the Special Incremental Purchase and Reallocation Payments/Receipts, the Agent will reallocate the Purchaser Interests of each Purchaser such that, after giving effect thereto, the amount of Capital related to the Purchaser Interests of each Purchaser shall be

Amendment No. 7 to

Avnet Receivables Purchase Agreement

equal to such Purchaser’s proportionate share of the Purchase Limit.  For the avoidance of doubt, such reallocation may require the reallocation of Purchaser Interests from one Purchaser to another Purchaser.
(c)On the date hereof, the Agent shall remit to any Purchaser the portion of Capital, if any, that is necessary to give effect to the reallocation of the Purchaser Interest among the Purchasers described in the preceding clause (b). In connection with any repayment of the Capital of any Purchaser as a result of such reallocation, Seller shall pay all interest (including breakage costs) due on the amount repaid to the date of repayment on the immediately following Settlement Date.
Section 5.Miscellaneous.
(a)Effect; Ratification.  This Amendment is effective solely for the purposes set forth herein and shall be limited precisely as written, and shall not be deemed (i) to be a consent to, or an acknowledgment of, any amendment, waiver or modification of any other term or condition of the Existing Agreement or of any other instrument or agreement referred to therein or (ii) to prejudice any right or remedy which the Agent, any Company or Financial Institution (or any of their respective assigns) may now have or may have in the future under or in connection with the Receivables Purchase Agreement or any other instrument or agreement referred to therein.  Each reference in the Receivables Purchase Agreement to “this Agreement,” “herein,” “hereof” and words of like import and each reference in the other Transaction Documents to the Existing Agreement or to the “Receivables Purchase Agreement” shall mean the Existing Agreement as amended hereby.  This Amendment shall be construed in connection with and as part of the Receivables Purchase Agreement and all terms, conditions, representations, warranties, covenants and agreements set forth in the Receivables Purchase Agreement and each other instrument or agreement referred to therein, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.
(b)Transaction Documents.  This Amendment is a Transaction Document executed pursuant to the Receivables Purchase Agreement and shall be construed, administered and applied in accordance with the terms and provisions thereof.
(c)Costs, Fees and Expenses.  Seller agrees to reimburse the Agent and each Purchaser and its assigns upon demand for all reasonable and documented out-of-pocket costs, fees and expenses in connection with the preparation, execution and delivery of this Amendment (including the reasonable fees and expenses of counsel to the Agent).
(d)Counterparts.  This Amendment may be executed in any number of counterparts, each such counterpart constituting an original and all of which when taken together shall constitute one and the same instrument.
(e)Severability.  Any provision contained in this Amendment which is held to be inoperative, unenforceable or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable or invalid without affecting the remaining provisions of this Amendment in that jurisdiction or the operation, enforceability or validity of such provision in any other jurisdiction.
(f)GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.
(g)WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY

Amendment No. 7 to

Avnet Receivables Purchase Agreement

MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AMENDMENT, ANY DOCUMENT EXECUTED BY ORIGINATOR PURSUANT TO THIS AMENDMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

Amendment No. 7 to

Avnet Receivables Purchase Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the date first written above.

AVNET RECEIVABLES CORPORATION,
As Buyer and as Seller

By:	/s/ Ken Jacobson
Name	Ken Jacobson
Title	President and Treasurer

AVNET, INC., as Originator and as Servicer

By:	/s/ Joseph Burke
Name	Joseph Burke
Title	Vice President and Treasurer

Amendment No. 7 to

Avnet Receivables Purchase Agreement

WELLS FARGO BANK, N.A.,
as a Company and as a Financial Institution

By:	/s/ Chance Hausler
Name:	Chance Hausler
Title:	Director

WELLS FARGO BANK, N.A.,
as Agent

By:	/s/ Chance Hausler
Name:	Chance Hausler
Title:	Director

Amendment No. 7 to

Avnet Receivables Purchase Agreement

TRUST BANK,
as a Company and as a Financial Institution

By:	/s/ Paul Cornely
Name:	Paul Cornely
Title:	Vice President

Amendment No. 7 to

Avnet Receivables Purchase Agreement

LIBERTY STREET FUNDING LLC.,
as a Company

By:	/s/ Kevin J. Corrigan
Name:	Kevin J. Corrigan
Title:	Vice President

THE BANK OF NOVA SCOTIA,
as a Financial Institution

By:	/s/ Doug Noe
Name:	Doug Noe
Title:	Managing Director

Amendment No. 7 to

Avnet Receivables Purchase Agreement

BANK OF AMERICA, N.A.
as a Company and as a Financial Institution

By:	/s/ Ross Glynn
Name:	Ross Glynn
Title:	Vice President

Amendment No. 7 to

Avnet Receivables Purchase Agreement

Schedule A

COMMITMENTS, COMPANY PURCHASE LIMITS
AND RELATED FINANCIAL INSTITUTIONS

Commitments of Financial Institutions

Financial Institution	Commitment
Wells Fargo Bank, National Association	$225,000,000
Bank of America, N.A.	$225,000,000
Truist Bank	$125,000,000
The Bank of Nova Scotia	$127,500,000*
*	Reflects 2.00% additional commitment availability for being in a Purchaser Group with a CP Company.

Company Purchase Limits and
Related Financial Institutions of Companies

Company	Company Purchase Limit	Related Financial Institution(s)
Wells Fargo Bank, National Association	$225,000,000	Wells Fargo Bank, National Association
Bank of America, N.A.	$225,000,000	Bank of America, N.A.
Truist Bank	$125,000,000	Truist Bank
Liberty Street Funding LLC	$125,000,000	The Bank of Nova Scotia

Amendment No. 7 to

Avnet Receivables Purchase Agreement

Schedule B

SPECIAL INCREMENTAL PURCHASE

The terms of the Special Incremental Purchase are set forth on this Schedule B.

Purchase Price:	$45,000,000
Date of Purchase:	May 12, 2023
Requested Discount Rate:	Benchmark

The Purchase Price will be allocated among the Financial Institutions on a non-ratable basis as follows:

Financial Institution	Share of Purchase Price	Outstanding Capital (after giving effect to Special Incremental Purchase and Reallocation Payments/Receipts)
Wells Fargo Bank, National Association	$0	$223,392,857.14
Bank of America, N.A.	$0	$223,392,857.14
Truist Bank	$0	$124,107,142.86
The Bank of Nova Scotia	$45,000,000	$124,107,142.86

In connection with the Incremental Purchase to be made on the above listed “Date of Purchase” (the “Purchase Date”), Seller hereby certifies that the following statements are true on the date hereof, and will be true on the Purchase Date (before and after giving effect to such Special Incremental Purchase):

(i)the representations and warranties of Seller set forth in Section 5.1 of the Receivables Purchase Agreement are true and correct on and as of the Purchase Date as though made on and as of such date;

(ii)no event has occurred and is continuing, or would result from the proposed Incremental Purchase, that will constitute an Amortization Event or a Potential Amortization Event;

(iii)the Facility Termination Date has not occurred, the Aggregate Capital does not exceed the Purchase Limit and the aggregate Purchaser Interests do not exceed 100%; and

(iv)the amount of Aggregate Capital is $695,000,000 after giving effect to the Incremental Purchase to be made on the Purchase Date